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                             MIP PROPERTIES, INC.
                      2020 SANTA MONICA BLVD., SUITE 480
                            SANTA MONICA, CA 90404
                                     ----
                     (310) 449-4444    FAX (310) 449-4456



                                                                 August 28, 1995

                             AN IMPORTANT REMINDER
                             ---------------------


Dear Stockholder:

Proxy material relating to the 1995 Special Meeting of Stockholders of MIP Properties, Inc. was previously mailed to you. According to our records, your proxy card for this important meeting, which is scheduled for Wednesday, September 27, 1995, has not yet been received.

Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. FOR THE REASONS SET FORTH IN THE PROXY MATERIALS PREVIOUSLY MAILED TO YOU, THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. You are encouraged to sign, date and mail the enclosed duplicate proxy today. Your interest and participation in the affairs of the Company is sincerely appreciated.

Thank you for your continued support.


                                       Very truly yours,

                                       /s/ Carl C. Gregory, III
                                       -------------------------------
                                       Carl C. Gregory, III
                                       Chairman of the Board
                                       Chief Executive Officer


                IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE
                 ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.